UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	March 8, 2011

Deluxe Corporation
__________________________________________
(Exact name of registrant as specified in its charter)

Minnesota	1-7945	41-0216800
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

3680 Victoria St. N., Shoreview, Minnesota		55126
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	651-483-7111

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 8.01 Other Events.

On March 8, 2011, Deluxe Corporation (the "Company") issued a press release announcing its intention to offer $200 million aggregate principal amount of its Senior Notes due 2021 in an offering pursuant to Rule 144A and Regulation S under the Securities Act of 1933, as amended (the "Securities Act"). Pursuant to Rule 135c under the Securities Act, the press release announcing this matter is attached as Exhibit 99.1 hereto and is incorporated herein by reference.

On March 8, 2011, the Company also issued a press release announcing it had received, pursuant to its previously announced tender offer to purchase for cash any and all of its 5.00% Senior Notes due 2012 (the "2012 Notes") and the concurrent consent solicitation, the requisite consents to adopt proposed amendments to the indenture governing the 2012 Notes (the "Indenture"), providing for, among other things, the elimination of substantially all of the restrictive covenants contained in the Indenture, and that it had amended the pricing terms of the tender offer. A copy of the press release is attached as Exhibit 99.2 hereto and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

99.1 Press Release of Deluxe Corporation dated March 8, 2011, announcing the private offering.

99.2 Press Release of Deluxe Corporation dated March 8, 2011, announcing the receipt of requisite consents and amendment of pricing terms.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Deluxe Corporation

March 8, 2011	By:	Anthony C. Scarfone

Name: Anthony C. Scarfone
Title: Senior Vice President, General Counsel and Secretary

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Exhibit Index

Exhibit No.	Description

99.1	Press Release of Deluxe Corporation dated March 8, 2011, announcing the private offering
99.2	Press Release of Deluxe Corporation dated March 8, 2011, announcing the receipt of requisite consents and amendment of pricing terms